UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1400	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors or Certain Officers
On February 28, 2012, Legacy Reserves LP (the “Partnership” or “Legacy”) announced that Steven H. Pruett, President, Chief Financial Officer and Secretary, has resigned from the Partnership effective March 16, 2012. The Board of Directors of Legacy Reserves GP, LLC, the general partner of the Partnership, intends to name a permanent Chief Financial Officer in due course. Mr. Pruett, on February 24, 2012, provided notice to the Partnership of his intent to resign.
Appointment of Certain Officers
On February 28, 2012, the Board of Directors of Legacy Reserves GP, LLC, the general partner of the Partnership, appointed James R. Lawrence, age 42, currently the Partnership's Vice President-Finance and Treasurer, to serve as interim Chief Financial Officer until the Board of Directors has appointed a permanent successor. Mr. Lawrence's appointment as interim Chief Financial Officer will be effective as of March 16, 2012, Mr. Pruett's resignation date. Mr. Lawrence joined Legacy in June 2010 as Treasurer and was promoted to Vice President-Finance and Treasurer in March 2011. In his current position, Mr. Lawrence is significantly involved in Legacy's strategic planning, acquisition analysis, investor relations, treasury, hedging and capital markets functions. Prior to joining Legacy in June 2010, Mr. Lawrence worked for nine years in investment banking, including the last six years in the Energy Investment Banking Group at Raymond James & Associates, where he served as Vice President from January 2007 to April 2010. During his investment banking career, Mr. Lawrence gained extensive transactional experience primarily working with exploration and production companies (including sponsors of royalty trusts) and master limited partnerships in various energy sub-sectors. Mr. Lawrence's transactional experience focused mostly on originating and executing public equity and debt offerings as well as mergers and acquisitions advisory transactions. Prior to his investment banking career and attending business school, Mr. Lawrence worked for five years in public accounting in Houston, focusing primarily on taxation. Mr. Lawrence holds an MBA with distinction from the Stern School of Business at New York University and a BBA in Accounting and Finance from the University of Texas at Austin. Mr. Lawrence will continue to serve as the Partnership's Vice President-Finance and Treasurer.
Other than with respect to his employment with the Partnership, Mr. Lawrence does not have any material relationship with any director or executive officer of the Partnership, the Partnership or its affiliates and has no family relationships with any directors or executive officers of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: March 1, 2012	/s/ William M. Morris
William M. Morris
Vice President and Chief Accounting Officer